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                                                                    Exhibit 16.1


May 13, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated May 7, 2002, of CD Warehouse, Inc. and are in agreement with the statements contained in the second, third, and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                /s/ Ernst & Young LLP